COMPANY CONTACT:

Jennifer Roper

Vice President, Communications

(207) 230-2118 or jroper@camdennational.com

MEDIA CONTACT:

Chris Philbrook

Senior Account Executive

Kemp Goldberg Partners

(207) 773-0700 x236 or cphilbrook@kempgoldberg.com

FOR IMMEDIATE RELEASE

Camden National Bank Receives Regulatory Approval from the OCC for Branch Acquisition

Career fair to be held August 1st as new jobs are added

CAMDEN, Maine — July 18, 2012 — The Office of the Comptroller of the Currency (“OCC”) has approved Camden National Bank’s acquisition of 15 branch banking locations from Bank of America. This includes branches in Auburn, Brewer, Gardiner, Lewiston, Newport, Old Town, Rockland and Waterville, as well as three branches in the Augusta and Bangor markets. Camden National will also re-open the Orono location. The transaction is expected to close during the fourth quarter, and customer accounts at the affected locations will be converted to Camden National accounts at that time.

“We are pleased to be moving forward with the acquisition, which is good for our customers, our shareholders, and the people of Maine. Our expanded franchise will offer increased convenience and the benefits of community banking to new and existing customers at more locations throughout the state,” said Gregory A. Dufour, president and chief executive officer of Camden National. “Our focus continues to be on providing a smooth transition for our new customers and employees, and our team is working hard to ensure that we continue to provide superior service throughout this exciting time.”

Following a customary antitrust review, Camden National Bank reached an agreement with the Department of Justice to divest the branch located at 63 Union Street in Rockland. On July 2, 2012, Camden National Bank signed a definitive agreement with The First, N.A., a subsidiary of The First Bancorp, Inc., for the sale of this location. Camden National's current Rockland location will remain open. Customers who bank at the existing Rockland branches of The First and Camden National will not be impacted.

The latest information about the acquisition can be found at CamdenNational.com. Over the next several weeks, customers at the affected branches will be receiving communications to guide them through the transition process and assist with any questions.

As a result of its expanded network, Camden National will host a career fair to fill the new job opportunities created by the acquisition. “We anticipate adding several important service-oriented positions to assist in servicing our new customers and will host a career fair at our service center,” said Carolyn Carson-Crosby, Senior Vice President of Human Resources. The open house, which will be held on Wednesday, August 1, from 1 p.m. to 7 p.m. at 245 Commercial Street in Rockport, will seek to fill positions in the customer assistance center, deposit services, loan servicing, electronic banking, item processing, retail banking and compliance. To reserve a spot or for more information, contact Camden National at careers@CamdenNational.com.

About Camden National

Camden National Corporation, recently recognized by Forbes as one of “America’s Most Trustworthy Companies,” is the holding company employing more than 400 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full service community bank with a network of 38 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services.

Forward-Looking Statements

Certain statements in this document may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," “plan," "target," or "goal," or future or conditional verbs such as "will," "may", "might", "should," "would", "could" and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, including risks, assumptions and uncertainties relating to the acquired branches, completion of the transaction, integration of the acquired branches and related operations and any required or planned divestitures and the related process, actual results, performance or achievements may vary materially from those anticipated, estimated or projected. More information about the factors that could cause actual results to materially differ is contained in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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